EXHIBIT 10.11
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                                  COMMON STOCK
                               PURCHASE AGREEMENT


                                     between


                             BOSTON BIOMEDICA, INC.


                                       and


                      G&G DIAGNOSTICS LIMITED PARTNERSHIP I




                            Dated as of June 5, 1990





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     COMMON STOCK  PURCHASE  AGREEMENT  dated as of June 5, 1990 between  BOSTON
BIOMEDICA,   INC.,  a  Massachusetts   corporation  (the  "Company"),   and  G&G
Diagnostics Limited Partnership I (the "Purchaser").

    WHEREAS, the Company wishes to issue and sell to the Purchaser an aggregate of 10,000 shares (the "Shares") of the authorized but unissued Common Stock, $.01 par value, of the Company (the "Common Stock");

    WHEREAS, the Company wishes to grant the Purchaser an option to purchase 16,667 additional shares of Common Stock; and

    WHEREAS, the Purchaser wishes to purchase the Shares on the terms and subject to the conditions set forth in this Agreement;

    NOW, THEREFORE, in consideration of the premises and the mutual covenants contained in this Agreement, the parties agree as follows:


                                    ARTICLE I

                                   THE SHARES

     SECTION 1.01 Issuance, Sale and Purchase of the Shares. The Company agrees to issue and sell to the Purchaser and the Purchaser agrees to purchase from the Company at the Closing (as defined in Section 1.03 hereof), 10,000 shares of the Company's Common Stock for an aggregate purchase price of $150,000.00.

     SECTION 1.02 Grant of Option to Purchase Additional Shares. In connection with the sale and purchase described in Section 1.01 hereof, the Company agrees to grant to the Purchaser an option to purchase up to 16,667 additional shares, exercisable for a period of two years, commencing on the date hereof (the "Option Period"), at a price of $20.00 per share during the first year following the date hereof and at a price of $25.00 per share during the second year following the date hereof; provided, however, that if the Company shall sell any shares or equity-equivalents (other than Reserved Employee Shares as defined in Section 5.02 hereof or pursuant to Section 1.06 hereof) at a price lower than $20.00 per share during the first year of the Option Period, and (i) if the Purchaser has not yet exercised the option in full and the Purchaser exercises the option in part or in full within thirty (30) days following receipt of notice from the Company of such sale, or (ii) if the Purchaser has already exercised the option in part or in full, then (iii) the Company shall issue to the Purchaser a sufficient number of shares of Common Stock as shall reduce (but not increase) the cost per share paid by the Purchaser upon exercise of the option to such price at which such shares or equity-equivalents were issued; and provided, further, that if the Company shall sell any shares or equity-equivalents (other than Reserved Employee Shares as defined in Section
5.02 hereof) at a price lower than $25.00 per share during the second year of the Option Period, and (i) if the Purchaser has not yet exercised the option in full and the Purchaser exercises the option in part or in full within thirty
(30) days following receipt of notice from the Company of such sale, or (ii) if the Purchaser has already exercised the option in part or in full, then (iii) the Company shall issue to the Purchaser a sufficient number of shares of Common Stock as shall reduce (but not increase) the cost per share paid by the Purchaser upon exercise of the option to such price at which such shares or equity-equivalents were issued.

     SECTION 1.03  Closing.  The closing of the  purchase and sale  described in
Section 1.01 shall take place at 2:30 p.m., Boston time, on June 5, 1990, or at such other date and time as may be agreed upon between the Purchaser and the Company (such closing being called the "Closing" and such date and time being called the "Closing Date").

     SECTION 1.04 Payment and Delivery. At the Closing, the Company shall deliver to the Purchaser a certificate registered in the Purchaser's name representing 10,000 shares of Common Stock. As payment in full for the Shares being purchased by and against delivery of the stock certificate therefore, the Purchaser shall pay to the Company by certified check or wire transfer, or combination thereof, One Hundred Fifty Thousand Dollars ($150,000.00).

     SECTION 1.05 Price Protection.

    (a) If the Company shall within three years after the Closing Date issue additional shares of Common Stock or other securities convertible into, or exercisable or exchangeable for Common Stock (other than the Reserved Employee Shares described in Section 5.02 below) at a price per common-equivalent share of less than the price per share paid for the Shares by the Purchaser under
Section 1.01 hereof, the Company shall issue to the Purchaser at no cost to the Purchaser a sufficient number of shares of Common Stock as shall reduce (but not increase) the cost per share paid by the Purchaser for the Shares (which for purposes of this Section 1.05 shall include any shares issued pursuant to the option in Section 1.02) to such price at which such Common Stock equivalents were issued.

    (b) Any Shares of Common Stock issued under this Section 1.05 shall be included within the definition of Shares.

     SECTION 1.06 Additional Investments. The Purchaser hereby acknowledges that within the six month period following the Closing Date, the Company may issue and sell up to an additional 30,000 shares of Common Stock and options to purchase 50,001 shares of Common Stock or an aggregate of 80,001 Common Stock equivalents for the purpose of raising additional equity capital. In connection with such issuance and sale, the Company shall not grant any new investors any rights which are superior to those granted to the Purchaser under this Agreement without securing for the Purchaser the right to participate in such superior rights pro rata with such new investors on the basis of the total dollar amount invested by the Purchaser and each such investor. Conversely, such new investors shall have the right to participate on a similar pro rata basis with the Purchaser in connection with the rights of Purchaser under the Registration Rights Agreement (as hereinafter defined), and the rights granted under Sections 5.01(a) (the Purchaser's right of approval to be exercised by one representative of all such investors, including the Purchaser), 5.02, and 5.11 (the nominee referred to therein being the nominee of the Purchaser and the new investors) of this Agreement. The Purchaser and the Company each agrees to execute and deliver any and all such further instruments and waivers which may be reasonably necessary to carry out the intent of the parties under this Section 1.06.


                                   ARTICLE II

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

    The Company represents and warrants to the Purchaser that, except as set forth in the Disclosure Schedule attached as Schedule I (which Disclosure Schedule makes explicit reference to the particular representation or warranty as to which exception is taken, which in each case shall constitute the sole representation and warranty as to which such exception shall apply):

     SECTION 2.01 Organization, Qualifications and Corporate Power. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the Commonwealth of Massachusetts and is duly licensed or qualified to transact business as a foreign corporation and is in good standing in each jurisdiction in which the nature of the business transacted by it or the character of the properties owned or leased by it requires such licensing or qualification except where the failure to be so licensed or qualified would not have a material adverse effect on the business, operations or financial condition of the Company. The Company has the corporate power and authority to own and hold its properties and to carry on its business as now conducted and as proposed to be conducted, to execute, deliver and perform this Agreement, the Registration Rights Agreement with the Purchaser in the form attached as Exhibit A (the "Registration Rights Agreement") and the Stock Restriction Agreement with the Purchaser and the other party thereto named in paragraph (h) of Article IV of this Agreement, in the form attached as Exhibit B (the "Stock Restriction Agreement"), and to issue, sell and deliver the Shares. The Company has no subsidiaries.

     SECTION 2.02 Authorization of Agreements, Etc.

          (a) The execution and delivery by the Company of this Agreement, the Registration Rights Agreement and the Stock Restriction Agreement, the
performance by the Company of its obligations hereunder and thereunder, the issuance, sale and delivery of the Shares have been duly authorized by all requisite corporate action and will not violate any provision of law, any order of any court or other agency of government, the Articles of Organization of the Company, as amended (the "Charter") or the By-laws of the Company, as amended, or any provision of any indenture, agreement or other instrument to which the Company, any of its subsidiaries or any of their respective properties or assets is bound, or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument, or result in the creation or imposition of any lien, charge, restriction, claim or encumbrance of any nature whatsoever upon any of the properties or assets of the Company or any of its subsidiaries. No provision of the Stock Restriction Agreement violates, conflicts with, results in a breach of or constitutes (with due notice or lapse of time or both) a default under any indenture, agreement or other instrument to which the Company or any of its subsidiaries is bound or, to the best of the Company's knowledge, any other indenture, agreement or instrument (regardless, in each such case, of whether any such violation, conflict, breach or default relates to the Company or any of its subsidiaries or to another party to any such indenture, agreement or other instrument).

          (b) The Shares have been duly authorized and, when issued in accordance with this Agreement, will be validly issued, fully paid and nonassessable shares of Common Stock and will be free and clear of all liens, charges, restrictions, claims and encumbrances imposed by or through the Company except as set forth in the Registration Rights Agreement. The issuance, sale or delivery of the Shares is not subject to any preemptive right of stockholders of the Company or to any right of first refusal or other right in favor of any person.

     SECTION 2.03 Validity. This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms. The Registration Rights Agreement and the Stock Restriction Agreement, when executed and delivered in accordance with this Agreement, will constitute the legal, valid and binding obligations of the Company, enforceable in accordance with their respective terms.

     SECTION 2.04 Authorized Capital Stock. The authorized capital stock of the Company consists of 1,000,000 shares of Common Stock. Immediately prior to the Closing, 163,787 shares of Common Stock will be validly issued and outstanding, fully paid







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and  nonassessable.  The  stockholders  of record and holders of  subscriptions, warrants, options, convertible securities, and other rights (contingent or other) to purchase or otherwise acquire equity securities of the Company, and the number of shares of Common Stock and the number of such subscriptions, warrants, options, convertible securities, and other such rights held by each, are as set forth in the attached Schedule II. The designations, powers, preferences, rights, qualifications, limitations and restrictions in respect of each class and series of authorized capital stock of the Company are as set forth in the Charter, a copy of which is attached as Exhibit C, and all such designations, powers, preferences, rights, qualifications, limitations and restrictions are valid, binding and enforceable and in accordance with all applicable laws. Except as set forth in the attached Schedule II, (i) no person owns of record or is known to the Company to own beneficially any share of Common Stock, (ii) no subscription, warrant, option, convertible security, or other right (contingent or other) to purchase or otherwise acquire equity securities of the Company is authorized or outstanding and (iii) there is no commitment by the Company to issue shares, subscriptions, warrants, options, convertible securities, or other such rights or to distribute to holders of any of its equity securities any evidence of indebtedness or asset. Except as provided for in the Charter or as set forth in the attached Schedule II, the Company has no obligation (contingent or other) to purchase, redeem or otherwise acquire any of its equity securities or any interest therein or to pay any dividend or make any other distribution in respect thereof. Except for the Stock Restriction Agreement, to the best of the Company's knowledge there are no voting trusts or agreements, stockholders' agreements, pledge agreements, buy-sell agreements, rights of first refusal, preemptive rights or proxies relating to any securities of the Company or any of its subsidiaries (whether or not the Company or any of its subsidiaries is a party thereto).

     SECTION 2.05 Financial Statements. The Company has furnished to the Purchaser the audited consolidated balance sheet of the Company and its subsidiaries as of December 31, 1988 and the related consolidated statements of income, stockholders' equity and cash flows of the Company and its subsidiaries for the year ended December 31, 1988, the unaudited consolidated balance sheet of the Company and its subsidiaries as of December 31, 1989, and the related consolidated statements of income, stockholders' equity and cash flows of the Company and its subsidiaries for the year ended December 31, 1989, and the unaudited consolidated balance sheet of the Company and its subsidiaries as of April 30, 1990 (the "Balance Sheet") and the related consolidated statement of income, for the four month period ended April 30, 1990. All such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied and fairly present the consolidated financial position of the Company and its subsidiaries as of December 31, 1988 and December 31,

1989, respectively, and the consolidated results of their operations and cash flows for the years ended December 31, 1988 and December 31, 1989, respectively. Since the date of the Balance Sheet, (i) there has been no change in the assets, liabilities or financial condition of the Company and its subsidiaries (on a consolidated basis) from that reflected in the Balance Sheet except for changes in the ordinary course of business which in the aggregate have not been materially adverse and (ii) none of the business, prospects, financial condition, operations, property or affairs of the Company and its subsidiaries (on a consolidated basis) has been materially adversely affected by any occurrence or development, individually or in the aggregate, whether or not insured against.

     SECTION 2.06 Events Subsequent to the Date of the Balance Sheet. Since the date of the Balance Sheet, the Company has not (i) issued any stock, bond or other corporate security, (ii) borrowed any amount or incurred or become subject to any liability (absolute, accrued or contingent), except current liabilities incurred and liabilities under contracts entered into in the ordinary course of business, (iii) discharged or satisfied any lien or encumbrance or incurred or paid any obligation or liability (absolute, accrued or contingent) other than current liabilities shown on the Balance Sheet and current liabilities incurred since the date of the Balance Sheet in the ordinary course of business, (iv) declared or made any payment or distribution to stockholders or purchased or redeemed any share of its capital stock or other security, (v) mortgaged, pledged or subjected to lien any of its assets, tangible or intangible, other than liens of current real property taxes not yet due and payable, (vi) sold, assigned or transferred any of its tangible assets except in the ordinary course of business, or cancelled any debt or claim, (vii) sold, assigned, transferred or granted any exclusive license with respect to any patent, trademark, trade name, service mark, copyright, trade secret or other intangible asset, (viii) suffered any loss of property or waived any right of substantial value whether or not in the ordinary course of business, (ix) made any change in officer compensation except in the ordinary course of business and consistent with past practice, (x) made any material change in the manner of business or operations of the Company, (xi) entered into any transaction except in the ordinary course of business or as otherwise contemplated hereby or (xii) entered into any commitment (contingent or otherwise) to do any of the foregoing.

     SECTION  2.07  Litigation;  Compliance  with Law.  Except  with  respect to
Intellectual Property (as such term is defined in Section 2.14 of this Agreement), which matters are separately discussed in Section 2.14 of this Agreement, there is no (i) action, suit, claim, proceeding or investigation pending or, to the best of the Company's knowledge, threatened against or affecting the Company, at law or in equity, or before or by any Federal, state, municipal or other governmental department, com-
mission,  board, bureau,  agency or instrumentality,  domestic or foreign,  (ii)
arbitration proceeding relating to the Company pending under collective bargaining agreements or otherwise or (iii) governmental inquiry pending or, to the best of the Company's knowledge, threatened against or affecting the Company (including without limitation any inquiry as to the qualification of the Company to hold or receive any license or permit), and there is no basis for any of the foregoing. The Company is not in default with respect to any order, writ, injunction or decree known to or served upon the Company of any court or of any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign. There is no action or suit by the Company pending or threatened against others. To the best of the Company's knowledge the Company has complied with all laws, rules, regulations and orders applicable to its business, operations, properties, assets, products and services, and the Company has all necessary permits, licenses and other authorizations required to conduct its business as conducted and as proposed to be conducted except where the failure to comply or obtain such permit, license or other authorization would not have a material adverse effect on the business, operations or financial condition of the Company. There is no existing law, rule, regulation or order, and the Company is not aware of any proposed law, rule, regulation or order, whether Federal or state, which would prohibit or restrict the Company from, or otherwise materially adversely affect the Company in, conducting its business in any jurisdiction in which it is now conducting business or in which it proposes to conduct business.

     SECTION 2.08 Proprietary Information of Third Parties. To the best of the Company's knowledge, no third party has claimed or has reason to claim that any person employed by or affiliated with the Company has (a) violated or may be violating any of the terms or conditions of his employment, non-competition or non-disclosure agreement with such third party, (b) disclosed or may be disclosing or utilized or may be utilizing any trade secret or proprietary information or documentation of such third party or (c) interfered or may be interfering in the employment relationship between such third party and any of its present or former employees. No third party has requested information from the Company which suggests that such a claim might be contemplated. To the best of the Company's knowledge, no person employed by or affiliated with the Company has employed or proposes to employ any trade secret or any information or documentation proprietary to any former employer, and to the best of the Company's knowledge, no person employed by or affiliated with the Company has violated any confidential relationship which such person may have had with any third party, in connection with the development, manufacture or sale of any product or proposed product or the development or sale of any service or proposed service of the Company, and the Company has no reason to believe there will be any such employment or violation. To the best of the Company's knowledge, none of the execution or delivery of this Agreement, or the carrying on of the business of the Company as officers, employees or agents by any officer, director or key employee of the Company, or the conduct or proposed conduct of the business of the Company, will conflict with or result in a breach of the terms, conditions or provisions of or constitute a default under any contract, covenant or instrument under which any such person is obligated.

     SECTION 2.09 Title to Properties. The Company and its subsidiaries have good and marketable title to their respective properties and assets reflected on the Balance Sheet or acquired by them since the date of the Balance Sheet (other than properties and assets disposed of in the ordinary course of business since the date of the Balance Sheet), and all such properties and assets are free and clear of mortgages, pledges, security interests, liens, charges, claims, restrictions and other encumbrances, except for liens for or current taxes not yet due and payable and minor imperfections of title, if any, not material in nature or amount and not materially detracting from the value or impairing the use of the property subject thereto or impairing the operations or proposed operations of the Company and its subsidiaries.

     SECTION 2.10 Leasehold Interests. Each lease or agreement to which the Company is a party under which it is a lessee of any property, real or personal, is a valid and subsisting agreement without any default of the Company thereunder and, to the best of the Company's knowledge, without any default thereunder of any other party thereto. No event has occurred and is continuing which, with due notice or lapse of time or both, would constitute a default or event of default by the Company under any such lease or agreement or, to the best of the Company's knowledge, by any other party thereto. The Company's possession of such property has not been disturbed and, to the best of the Company's knowledge, no claim has been asserted against the Company adverse to its rights in such leasehold interests.

     SECTION 2.11 Insurance. The Company holds valid policies covering all of the insurance required to be maintained by it under Section 5.04.

     SECTION 2.12 Taxes. The Company has filed all tax returns, Federal, state, county and local, required to be filed by it, and the Company has paid all taxes shown to be due by such returns as well as all other taxes, assessments and governmental charges which have become due or payable, including without limitation all taxes which the Company is obligated to withhold from amounts owing to employees, creditors and third parties. All such taxes with respect to which the Company has become obligated pursuant to elections made by the Company in accordance with generally accepted practice have been paid. The Federal income tax returns of the Company have never been audited by the Internal Revenue

Service. No deficiency assessment with respect to or proposed adjustment of the Company's Federal, state, county or local taxes is pending or, to the best of the Company's knowledge, threatened. There is no tax lien, whether imposed by any Federal, state, county or local taxing authority, outstanding against the assets, properties or business of the Company. Neither the Company nor any of its stockholders has ever filed (a) an election pursuant to Section 1362 of the Internal Revenue Code of 1986, as amended (the "Code"), that the Company be taxed as an S corporation or (b) consent pursuant to Section 341(f) of the Code, relating to collapsible corporations.

     SECTION 2.13 Other Agreements. Except as set forth in the attached Schedule III(A), the Company is not a party to or otherwise bound by any written or oral contract or instrument or other restriction involving payment by or to the Company of an amount greater than $25,000 which individually or in the aggregate could materially adversely affect the business, prospects, financial condition, operations, property or affairs of the Company. Except as set forth in the attached Schedule III(B), the Company is not a party to or otherwise bound by any written or oral:

          (a) distributor, dealer, manufacturer's representative or sales agency contract or agreement which is not terminable on less than ninety (90) days' notice without cost or other liability to the Company (except for contracts which, in the aggregate, do not involve payment by or to the Company of amounts greater than $25,000);

          (b) sales contract which entitles any customer to a rebate or right of set-off, to return any product to the Company after acceptance thereof or to delay the acceptance thereof, involving payment by or to the Company of an amount greater than $25,000;

          (c) contract with any labor union (and, to the knowledge of the Company, no organizational effort is being made with respect to any of its employees);

          (d) contract or other commitment with any supplier containing any provision permitting any party other than the Company to renegotiate the price or other terms, or containing any pay-back or other similar provision, upon the occurrence of a failure by the Company to meet its obligations under the contract when due or the occurrence of any other event, involving payment by or to the Company of an amount greater than $25,000;

          (e) contract for the future purchase of fixed assets or for the future purchase of materials, supplies or equipment in excess of its normal operating requirements which involves the actual or potential payment by the Company of an amount greater than $25,000;

           (f) contract for the employment of any officer, employee or other person (whether by oral or written agreement) on a full-time or consulting basis which is not terminable on notice without cost or other liability to the Company, except normal severance arrangements and accrued vacation pay;


           (g) bonus, pension, profit-sharing, retirement, hospitalization, insurance, stock purchase, stock option or other plan, contract or understanding pursuant to which benefits are provided to any employee of the Company (other than group insurance plans applicable to employees generally);


           (h) agreement or indenture relating to the borrowing of money or to the mortgaging or pledging of, or otherwise placing a lien or security interest on, any asset of the Company;

           (i) guaranty of any obligation for borrowed money or otherwise;

           (j) voting trust or agreement, stockholders' agreement, pledge agreement, buy-sell agreement or first refusal or preemptive rights agreement relating to any securities of the Company;

           (k) agreement, or group of related agreements with the same party or any group of affiliated parties, under which the Company has advanced or agreed to advance money or has agreed to lease any property as lessee or lessor;

           (l) agreement or obligation (contingent or otherwise) to issue, sell or otherwise distribute or to repurchase or otherwise acquire or retire any share of its capital stock or any of its other equity securities;

           (m) assignment, license or other agreement with respect to any form of intangible property;

           (n) agreement under which it has granted any person any registration rights, other than the Registration Rights Agreement;


           (o) agreement under which it has limited or restricted its right to compete with any person in any respect;

           (p) other contract or group of related contracts with the same party involving more than $25,000 or continuing over a period of more than six months from the date or dates thereof (including renewals or extensions optional with another party), which contract or group of contracts is not terminable by the Company without penalty upon notice of thirty (30) days or less, but excluding any contract or group of contracts with a customer of the Company for the sale, lease or rental of the Company's products or services if such contract or group of contracts was entered into by the Company in the ordinary course of business; or

          (q) other contract, instrument, commitment, plan or arrangement, a copy of which would be required to be filed with the Securities and Exchange Commission (the "Commission") as an exhibit to a registration statement on Form S-1 if the Company were registering securities under the Securities Act of 1933, as amended (the "Securities Act").

The Company, and to the best of the Company's knowledge, each other party thereto have in all material respects performed all the obligations required to be performed by them to date, have received no notice of default and are not in default (with due notice or lapse of time or both) under any material provision of any lease, agreement or contract now in effect to which the Company is a party or by which it or its property may be bound. The Company has no present expectation or intention of not fully performing all its obligations under each such lease, contract or other agreement, and the Company has no knowledge of any breach or anticipated breach by the other party to any contract or commitment to which the Company is a party. The Company is in full compliance with all of the terms and provisions of its Charter and By-laws, as amended.

     SECTION 2.14 Patents, Trademarks, Etc. The Company has no patents, patent rights or patent applications. Set forth in Schedule I is a list and brief description of all trademarks, trademark applications, service marks, service mark applications, trade names and copyrights, and all applications for such which are in the process of being prepared, owned by or registered in the name of the Company, or of which the Company is a licensor or licensee or in which the Company has any right, and in each case a brief description of the nature of such right. No claim is pending or, to the best of the Company's knowledge, threatened to the effect that the operations of the Company infringe upon or conflict with the asserted rights of any other person under any patents, patent applications, trademarks, trademark applications, service marks, service mark applications, trade names, copyrights, manufacturing processes, formulae, trade secrets and know how (collectively, "Intellectual Property"), and the Company has not been notified as to any basis for any such claim (whether or not pending or threatened). No claim is pending or threatened to the effect that any such Intellectual Property owned or licensed by the Company, or which the Company otherwise has the right to use, is invalid or unenforceable by the Company, and the Company has not been notified as to any basis for any such claim (whether or not pending or threatened). To the best of the Company's knowledge, all technical information developed by and belonging to the Company which has not been patented has been kept confidential. The Company has not granted or assigned to any other person or entity any right to manufacture, have manufactured, assemble or sell the products or proposed products or to provide the services or proposed services of the Company.

     SECTION 2.15 Loans and Advances. The Company does not have any outstanding loans or advances to any person and is not obligated to make any such loans or advances, except, in each case, for advances to employees of the Company in respect of reimbursable business expenses anticipated to be incurred by them in connection with their performance of services for the Company.

     SECTION 2.16 Assumptions, Guaranties, Etc. of Indebtedness of Other Persons. The Company has not assumed, guaranteed, endorsed or otherwise become directly or contingently liable on any indebtedness of any other person (including, without limitation, liability by way of agreement, contingent or otherwise, to purchase, to provide funds for payment, to supply funds to or otherwise invest in the debtor, or otherwise to assure the creditor against loss), except for guaranties by endorsement of negotiable instruments for deposit or collection in the ordinary course of business.

     SECTION 2.17 Significant Customers and Suppliers. No customer or supplier which was significant to the Company during the period covered by the financial statements referred to in Section 2.05 or which has been significant to the Company thereafter, has terminated, materially reduced or threatened to terminate or materially reduce its purchases from or provision of products or services to the Company, as the case may be. For purposes of this Section 2.17, a customer is significant to the Company if it accounts for or is expected to account for five percent (5%) or more of the Company's annual revenues and a supplier is significant to the Company if it accounts for or is expected to account for supply purchases by the Company in excess of $25,000 per year.

     SECTION 2.18 Governmental Approvals. Subject to the accuracy of the representations and warranties of the Purchaser set forth in Article III, no registration or filing with, or consent or approval of or other action by, any Federal, state or other governmental agency or instrumentality is or will be necessary for the valid execution, delivery and performance by the Company of this Agreement, the Registration Rights Agreement or the Stock Restriction Agreement, the issuance, sale and delivery of the Shares, other than (i) filings pursuant to state securities laws (all of which filings have been made by the Company) in connection with the sale of the Shares and (ii) with respect to the Registration Rights Agreement, the registration of the shares covered thereby with the Commission and filings pursuant to state securities laws.

     SECTION 2.19 Disclosure. Neither this Agreement, nor any Schedule or Exhibit to this Agreement, nor the Business Plan of the Company dated March 31, 1989 (the "Business Plan"), contains an untrue statement of a material fact or omits a material fact necessary to make the statements contained herein or therein not misleading except that the Company makes no representations or warranties as to third party marketing data contained in the Business Plan. None of the statements, documents, certificates or other items prepared or supplied by the Company with respect to the transactions contemplated hereby contains an untrue statement of a material fact or omits a material fact necessary to make the statements contained therein not misleading. There is no fact which the Company has not disclosed to the Purchaser and its counsel and of which the Company is aware which materially and adversely affects or could materially and adversely affect the business, prospects, financial condition, operations, property or affairs of the Company or any of its subsidiaries. The financial projections and other estimates contained in the Business Plan were prepared by the Company based on the Company's experience in the industry and on assumptions of fact and opinion as to future events which the Company, at the date of the issuance of the Business Plan, believed to be reasonable, but which the Company cannot and does not assure or guarantee the attainment of in any manner. As of the date hereof no facts have come to the attention of the Company which would, in its opinion, require the Company to revise or amplify the assumptions underlying such projections and other estimates or the conclusions derived therefrom.

     SECTION 2.20 Offering of the Shares. Neither the Company nor any person authorized or employed by the Company as agent, broker, dealer or otherwise in connection with the offering or sale of the Shares or any security of the Company similar to the Shares has offered the Shares or any such similar security for sale to, or solicited any offer to buy the Shares or any such similar security from, or otherwise approached or negotiated with respect thereto with, any person or persons, and neither the Company nor any person acting on its behalf has taken or will take any other action (including, without limitation, any offer, issuance or sale of any security of the Company under circumstances which might require the integration of such security with the Shares under the Securities Act or the rules and regulations of the Commission thereunder), in either case so as to subject the offering, issuance or sale of the Shares to the registration provisions of the Securities Act.

     SECTION  2.21  Brokers.  The  Company  has  no  contract,   arrangement  or
understanding with any broker, finder or similar agent with respect to the transactions contemplated by this Agreement.

     SECTION 2.22 Officers. Set forth in Schedule I is a list of the names of the officers of the Company, together with the title or job classification of each such person and the total compensation anticipated to be paid to each such person by the Company and its subsidiaries in 1990. None of such persons has an employment agreement, whether oral or written, with the

Company or any of its subsidiaries, which is not terminable on notice by the Company or such subsidiary without cost or other liability to the Company or such subsidiary other than voluntary payment of reasonable severance.

     SECTION 2.23 Transactions With Affiliates. No director, officer, employee or stockholder of the Company, or member of the family of any such person, or any corporation, partnership, trust or other entity in which any such person, or any member of the family of any such person, has a substantial interest or is an officer, director, trustee, partner or holder of more than 5% of the outstanding capital stock thereof, is a party to any transaction with the Company, including any contract, agreement or other arrangement providing for the employment of, furnishing of services by, rental of real or personal property from or otherwise requiring payments to any such person or firm.

     SECTION 2.24 Employees. Each of the officers of the Company, each key employee and each other employee now employed by the Company who has access to confidential information of the Company has executed a Employee Nondisclosure Developments Agreements substantially in the form of Exhibit D (collectively, the "Employee Nondisclosure and Developments Agreements"), and such agreement is in full force and effect. No officer or key employee of the Company has advised the Company (orally or in writing) that he intends to terminate employment with the Company. To the best of the Company's knowledge it has complied in all material respects with all applicable laws relating to the employment of labor, including provisions relating to wages, hours, equal opportunity, collective bargaining and the payment of Social Security and other taxes, and with the Employee Retirement Income Security Act of 1974, as amended.

     SECTION 2.25 U.S. Real Property Holding Corporation. The Company is not now and has never been a "United States real property holding corporation", as defined in Section 897(c)(2) of the Code and Section 1.897-2(b) of the Regulations promulgated by the Internal Revenue Service.


                                   ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

    The Purchaser represents and warrants to the Company that:

            (a) it is an "accredited investor" within the meaning of Rule 501 under the Securities Act and was not organized for the specific purpose of acquiring the Shares;

            (b) it has sufficient knowledge and experience in investing in companies similar to the Company in terms of the Company's stage of development so as to be able to evaluate the risks and merits of its investment in the Company and it is able financially to bear the risks thereof;

            (c) it has had an opportunity to discuss the Company's business, management and financial affairs with the Company's management, the officers of the Company have made available any and all written information which the Purchaser has requested and have answered to the Purchaser's satisfaction all inquiries made by the Purchaser;

            (d) the Shares being purchased by it are being acquired for its own account for the purpose of investment and not with a view to or for sale in connection with any distribution thereof;

            (e) it understands that (i) the Shares have not been registered under the Securities Act by reason of their issuance in a transaction exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof or Rule 505 or 506 promulgated under the Securities Act, based in part on the bona fide nature of its investment intent as expressed herein, (ii) the Shares must be held indefinitely unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration, (iii) the Shares will bear a legend to such effect and (iv) the Company will make a notation on its transfer books to such effect;

            (f) it has the power and authority to enter into this Agreement and to perform all of its obligations hereunder; and

            (g) it has no contract, arrangement or understanding with any broker, finder or similar agent with respect to the transactions contemplated by this Agreement.

                                   ARTICLE IV

                          CONDITIONS TO THE OBLIGATIONS
                                OF THE PURCHASER

    The obligation of the Purchaser to purchase and pay for the Shares being purchased by it on the Closing Date is, at its option, subject to the satisfaction, on or before the Closing Date, of the following conditions:

            (a) Opinion of Company's Counsel. The Purchaser shall have received from Brown, Rudnick, Freed & Gesmer, counsel for the Company, an opinion dated the Closing Date, substantially in the form attached hereto as Exhibit E.

            (b) Representations and Warranties to be True and Correct. The representations and warranties contained in Arti-cle II shall be true, complete and correct on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date, and the President and Treasurer of the Company shall have certified to such effect to the Purchaser in writing.

            (c) Performance. The Company shall have performed and complied with all agreements contained herein required to be performed or complied with by it prior to or at the Closing Date, and the President and Treasurer of the Company shall have certified to the Purchaser in writing to such effect and to the further effect that all of the conditions set forth in this Article IV have been satisfied.

            (d) All  Proceedings  to be  Satisfactory.  All  corporate and other proceedings to be taken by the Company in connection with the transactions contemplated hereby and all documents incident thereto shall be satisfactory in form and substance to the Purchaser and its counsel, and the Purchaser and its counsel shall have received all such counterpart originals or certified or other copies of such documents as they reasonably may request.

            (e) Supporting Documents. The Purchaser and its counsel shall have received copies of the following documents:

          (i) (A) the Charter, certified as of a recent date by the Secretary of State of the Commonwealth of Massachusetts, (B) a certificate of said Secretary dated as of a recent date as to the due incorporation and good standing of the Company, the payment of all excise taxes by the Company and listing all documents of the Company on file with said Clerk and (C) a certificate of the Secretary of State of the jurisdiction of incorporation of each of the Company's subsidiaries dated as of a recent date as to the due incorporation and good standing of such subsidiary;

          (ii) a certificate of the Clerk or an Assistant Clerk of the Company dated the Closing Date and certifying: (A) that attached thereto is a true and complete copy of the By-laws of the Company as in effect on the date of such certification; (B) that attached thereto is a true and complete copy of all resolutions adopted by the Board of Directors or the stockholders of the Company authorizing the execution, delivery and performance of this Agreement, the Registration Rights Agreement and the Stock Restriction Agreement and issuance, sale and delivery of the Shares, and that all such resolutions are in full force and effect and are all the resolutions adopted in connection with the transactions contemplated by this Agreement, the

          Registration Rights Agreement and the Stock Restriction Agreement; (C) that the Charter has not been amended since the date of the last amendment referred to in the certificate delivered pursuant to clause
          (i)(B) above; and (D) to the incumbency and specimen signature of each officer of the Company executing this Agreement, the Registration Rights Agreement or the Stock Restriction Agreement, the stock certificates representing the Shares and any certificate or instrument furnished pursuant hereto, and a certification by another officer of the Company as to the incumbency and signature of the officer signing the certificate referred to in this clause (ii); and

          (iii) such additional supporting documents and other information with respect to the operations and affairs of the Company as the Purchaser or its counsel reasonably may request.

            (f) Registration Rights Agreement. The Company shall have executed and delivered the Registration Rights Agreement.

            (g) Board of Directors. The By-laws of the Company shall provide, in addition to any provisions required by law, that any two directors may call a meeting of the Board.

            (h) Stock Restriction Agreement. The Stock Restriction Agreement shall have been executed and delivered by the Company and Richard T. Schumacher.

            (i) Non-Competition Agreements. Each officer of the Company shall have entered into a Non-Competition Agreement with the Company in the form attached as Exhibit F (collectively, the "Non-Competition Agreements"), and copies thereof shall have been delivered to counsel for the Purchaser.

            (j) Charter. The Charter shall read in its entirety as set forth in Exhibit C.

            (k) Employee Agreements. Copies of the Employee Non-disclosure and Development Agreements shall have been delivered to counsel for the Purchaser.

            (1) Preemptive Rights. All stockholders of the Company having any preemptive, first refusal or other rights with respect to the issuance of the Shares shall have irrevocably waived the same in writing.

            (m) Percentage Ownership. The Company shall have sufficient Stock outstanding so that the purchase of shares by the Purchaser shall not result in aggregate ownership by the Purchaser of twenty percent (20%) or more of the equity securities of the Company.

            (n) Fees of Purchaser's Counsel. The Company shall have paid in accordance with Section 6.01 the fees and disbursements of Purchaser's counsel invoiced at the Closing.

All such documents shall be satisfactory in form and substance to the Purchaser and its counsel.


                                    ARTICLE V

                            COVENANTS OF THE COMPANY

    The Company covenants and agrees with the Purchaser that until the date which is the earlier of (i) five (5) years after the Closing Date under this Agreement; (ii) the effective date of the registration under the Securities Act of an underwritten public offering of securities of the Company of $2,000,000 or more; or (iii) such time as the number of Shares owned by the Purchaser shall drop below five percent (5%) of the outstanding shares of Common Stock of the
Company:

     SECTION 5.01 Financial Statements, Reports, Etc. The Company shall furnish to the Purchaser:

          (a) within ninety (90) days after the end of each fiscal year of the Company a consolidated balance sheet of the Company and its subsidiaries as of the end of such fiscal year and the related consolidated statements of income, stockholders' equity and cash flows for the fiscal year then ended, prepared in accordance with generally accepted accounting principles and certified by a firm of independent public accountants selected by the Board of Directors of the Company and approved by the nominee of the Purchaser;

          (b) within forty-five (45) days after the end of each fiscal quarter in each fiscal year (other than the last fiscal quarter in each fiscal year), a consolidated balance sheet of the Company and its subsidiaries and the related consolidated statements of income and stockholders' equity, unaudited but prepared in accordance with generally accepted accounting principles and certified by the Chief Financial Officer of the Company, such consolidated balance sheet to be as of the end of such fiscal quarter and such consolidated statements of income, stockholders' equity and cash flows to be for such fiscal quarter and for the period from the beginning of the fiscal year to the end of such fiscal quarter, in each case with comparative statements for the corresponding period in the prior fiscal year;

          (c) at the time of delivery of each annual financial statement pursuant to Section 5.01(a), a certificate executed by the Chief Financial Officer of the Company stating that such officer has caused this Agreement to be reviewed and has no knowledge of any default by the Company in the performance or observance of any of the provisions of this Agreement or, if such officer has such knowledge, specifying such default and the nature thereof;

          (d) within thirty (30) days prior to the start of each fiscal year, consolidated capital and operating expense budgets, cash flow projections and income and loss projections for the Company and its subsidiaries in respect of such fiscal year, all itemized in reasonable detail and prepared on a monthly basis, and, promptly after preparation, any revisions to any of the foregoing;

          (e) promptly following receipt by the Company, each audit response letter, accountant's management letter and other written report submitted to the Company by its independent public accountants in connection with an annual or interim audit of the books of the Company or any of its subsidiaries;

          (f) promptly after the commencement thereof, notice of all actions, suits, claims, proceedings, investigations and inquiries of the type described in Section 2.07 that could materially adversely affect the Company or any of its subsidiaries;

          (g) promptly upon sending, making available or filing the same, all press releases, reports and financial statements that the Company sends or makes available to its stockholders or directors or files with the Commission; and

          (h) promptly, from time to time, such other information regarding the business, prospects, financial condition, operations, property or affairs of the Company and its subsidiaries as such Purchaser reasonably may request.

    Notwithstanding the foregoing, if the Company, using its best efforts is unable to deliver the materials specified in paragraphs (a) and (d) of this
Section 5.01 within the specified time period, the Purchaser shall accept such materials if delivered in the case of Section 5.01(a) within one hundred twenty
(120) days after the end of the fiscal year and in the case of Section 5.01(d) within thirty (30) days after the end of the fiscal year.

     SECTION 5.02 Right of First Refusal. The Company shall, prior to any issuance by the Company of any of its securities (other than debt securities with no equity feature), offer to the Purchaser by written notice the right, for a period of thirty

(30) days, to purchase all of such securities for cash at an amount equal to the price or other consideration for which such securities are to be issued; provided, however, that the first refusal rights of the Purchaser pursuant to this Section 5.02 shall not apply to securities issued (A) as a stock dividend or upon any subdivision of shares of Common Stock, provided that the securities issued pursuant to such stock dividend or subdivision are limited to additional shares of Common Stock, (B) pursuant to subscriptions, warrants, options, convertible securities, or other rights which are listed in Schedule II as being outstanding on the Closing Date, (C) solely in consideration for the acquisition (whether by merger or otherwise) by the Company or any of its subsidiaries of all or substantially all of the stock or assets of any other entity, (D) pursuant to a firm commitment underwritten public offering, (E) pursuant to the exercise of options to purchase Common Stock granted to employees of the Company, not to exceed in the aggregate that number of shares that is 20% of the Common Stock outstanding at any time (appropriately adjusted to reflect stock splits, stock dividends, combinations of shares and the like with respect to the Common Stock) less the number of shares (as so adjusted) issued pursuant to options granted to current or former employees, consultants or directors of the Company, outstanding on the date of this Agreement and listed in Schedule II pursuant to clause (B) above (the shares exempted by this clause (E) being hereinafter referred to as the "Reserved Employee Shares"), (F) within a period of six months following the Closing Date for the purpose of raising equity capital for the Company but not to exceed 30,000 shares of Common Stock and options to purchase 50,001 shares of Common Stock or an aggregate of 80,001 Common Stock equivalents, (G) upon the exercise of any right which was not itself in violation of the terms of this Section 5.02, and (H) at any time after the date which is five (5) years from the date of the Closing. The Company's written notice to the Purchaser shall describe the securities proposed to be issued by the Company and specify the number, price and payment terms. The Purchaser may accept the Company's offer as to all, but not less than all, of the securities offered to it by written notice thereof given by it to the Company prior to the expiration of the aforesaid thirty (30) day period, in which event the Company shall promptly sell and the Purchaser shall buy, upon the terms specified, the number of securities agreed to be purchased by the Purchaser. The Company shall be free at any time prior to one hundred twenty
(120) days after the date of its notice of offer to the Purchaser, to offer and sell to any third party or parties the number of such securities not agreed by the Purchaser to be purchased by it, at a price and on payment terms no less favorable to the Company than those specified in such notice of offer to the Purchaser. However, if such third party sale or sales are not consummated within such one hundred twenty (120) day period, the Company shall not sell such securities as shall not have been purchased within such period without again complying with this Section 5.02.

     SECTION 5.03 Corporate Existence. The Company shall maintain and cause each of its subsidiaries to maintain their respective corporate existence, rights and franchises in full force and effect.

     SECTION 5.04 Properties, Business, Insurance. The Company shall maintain and cause each of its subsidiaries to maintain as to their respective properties and business, with financially sound and reputable insurers, insurance against such casualties and contingencies and of such types and in such amounts as is customary for companies similarly situated, which insurance shall be deemed by the Company to be sufficient. The Company shall also maintain in effect a "key person" life insurance policy, payable to the Company, on the life of Richard T. Schumacher (so long as he remains an employee of the Company), in an amount not less than $2,000,000. If the Company shall maintain life insurance policies payable to the Company on the life of Mr. Schumacher in an amount in excess of $2,000,000, then on the death of Mr. Schumacher, nothing in this Section 5.04 shall restrict the Company's use of insurance proceeds in excess of $2,000,000. The Company shall not cause or permit any assignment or change in beneficiary and shall not borrow against any such policy. The Company will add one designee of the Purchaser as a notice party for any such policy and shall request that the issuer of such policy provide such designee with ten (10) days' notice before such policy is terminated (for failure to pay premiums or otherwise) or assigned or before any change is made in the beneficiary thereof.

     SECTION 5.05 Inspection, Consultation and Advice. The Company shall permit and cause each of its subsidiaries to permit the Purchaser and such persons as it may designate, at the Purchaser's expense, to visit and inspect any of the properties of the Company and its subsidiaries, examine their books and take copies and extracts therefrom, discuss the affairs, finances and accounts of the Company and its subsidiaries with their officers, employees and public accountants (and the Company hereby authorizes said accountants to discuss with the Purchaser and such designees such affairs, finances and accounts), and consult with and advise the management of the Company and its subsidiaries as to their affairs, finances and accounts, all at reasonable times and upon reasonable notice.

     SECTION 5.06 Restrictive Agreements Prohibited. Neither the Company nor any of its subsidiaries shall become a party to any agreement which by its terms restricts the Company's performance of this Agreement, the Registration Rights Agreement, the Stock Restriction Agreement or the Charter.

     SECTION  5.07  Transactions   with  Affiliates.   Except  for  transactions
contemplated by this Agreement or as otherwise approved by the Board of Directors, neither the Company nor any of its subsidiaries shall enter into any transaction with any director, officer, employee or holder of more than 5% of the outstanding capital stock of any class or series of capital stock of the Company or any of its subsidiaries, member of the family of any such person, or any corporation, partnership, trust or other entity in which any such person, or member of the family of any such person, is a director, officer, trustee, partner or holder of more than 5% of the outstanding capital stock thereof, except for transactions on customary terms related to such person's employment.

     SECTION 5.08 Use of Proceeds. The Company shall use the proceeds from the sale of the Shares in accordance with Exhibit G.

     SECTION 5.09 Board of Directors Meetings. The Company shall use its best efforts to ensure that meetings of its Board of Directors are held at least four times each year and at least once each quarter.

     SECTION 5.10 Compensation. The Company shall not pay to its management compensation in excess of that compensation customarily paid to management in companies of similar size, of similar maturity, and in similar businesses.

     SECTION 5.11 By-laws. The Company shall at all times cause its By-laws to provide that, (i) the number of directors constituting the entire Board of Directors is six (6), and (ii) unless otherwise required by the laws of the Commonwealth of Massachusetts any two directors shall have the right to call a meeting of the Board of Directors or stockholders. The Company shall use its best efforts to ensure that at all times a nominee of the Purchaser shall have been elected and shall hold office as one of the directors. The Company shall at all times maintain provisions in its By-laws and/or Charter indemnifying all directors against liability and absolving all directors from liability to the Company and its stockholders to the maximum extent permitted under the laws of the Commonwealth of Massachusetts.

     SECTION 5.12 Performance of Contracts. The Company shall not amend, modify, terminate, waive or otherwise alter, in whole or in part, any of the Employee Nondisclosure and Developments Agreements or the Non-Competition Agreement without the approval of the Company's Board of Directors.

     SECTION 5.13 Vesting of Reserved Employee Shares. The Company shall not grant to any of its employees options to purchase Reserved Employee Shares which will become exercisable at a rate in excess of 20% per annum from the date of such grant without the approval of the Company's Board of Directors. Nothing contained in this Section 5.13 shall prohibit the immediate vesting of all options to purchase Reserved Employee Shares in the event of the sale of all or substantially all of the assets of the Company, a merger or consolidation with and into another entity or entities, or any similar transaction in which there is a change in control of the Company.

     SECTION 5.14 Employee Nondisclosure and Developments Agreements. The Company shall use its best efforts to obtain and shall cause its subsidiaries to use their best efforts to obtain an Employee Nondisclosure and Developments Agreement in substantially the form of Exhibit D from all future officers, key employees and other employees who will have access to confidential information of the Company upon their employment by the Company or any of its subsidiaries.

     SECTION 5.15 Mergers, Sale of Assets, Etc. of Subsidiaries. The Company shall not permit any subsidiary to consolidate or merge into or with or sell or transfer all or substantially all its assets, except that any subsidiary may (i) consolidate or merge into or with or sell or transfer assets to any other subsidiary, or (ii) merge into or sell or transfer assets to the Company, without the approval of the Company's Board of Directors.

     SECTION 5.16 Maintenance of Ownership of Subsidiaries. The Company shall not sell or otherwise transfer any shares of capital stock of any subsidiary, except to the Company or another subsidiary, or permit any subsidiary to issue, sell or otherwise transfer any shares of its capital stock or the capital stock of any subsidiary, except to the Company or another subsidiary, without the approval of the Company's Board of Directors.

     SECTION 5.17 Distributions by Subsidiaries. The Company shall not permit any subsidiary to purchase or set aside any sums for the purchase of, or pay any dividend or make any distribution on, any shares of its stock, except for dividends or other distributions payable to the Company or another subsidiary, without the approval of the Company's Board of Directors.

     SECTION 5.18 Compliance with Laws. The Company shall use its best efforts to comply, and cause each subsidiary to comply, with all applicable laws, rules, regulations and orders, noncompliance with which could materially adversely affect its business or condition, financial or otherwise.

     SECTION 5.19 Keeping of Records and Books of Account. The Company shall keep, and cause each subsidiary to keep, adequate records and books of account, in which complete entries will be made in accordance with generally accepted accounting principles consistently applied, reflecting all financial transactions of the Company and such subsidiary, and in which, for each fiscal year, all proper reserves for depreciation, depletion, obsolescence, amortization, taxes, bad debts and other purposes in connection with its business shall be made.

     SECTION 5.20 Change in Nature of Business. The Company shall not make, or permit any subsidiary to make, any material change in the nature of its business as set forth in the Business Plan without the approval of the Company's Board of Directors.

     SECTION 5.21 U.S. Real Property Interest Statement. Upon a written request by the Purchaser, the Company shall provide the Purchaser with a written statement informing the Purchaser whether its interest in the Company constitutes a U.S. real property interest. The Company's determination shall comply with the requirements of Treasury Regulation section 1.897-2(h)(1) or any successor regulation, and the Company shall provide timely notice to the Internal Revenue Service, in accordance with and to the extent required by Treasury Regulation section 1.897-2(h)(2) or any successor regulation, that such statement has been made. The Company's written statement to the Purchaser shall be delivered to the Purchaser within ten (10) days of the Purchaser's written request therefor. The Company's obligation to furnish a written statement pursuant to this Section 5.24 shall continue notwithstanding the fact that a class of the Company's stock may be regularly traded on an established securities market.

     SECTION 5.22 Changes in Outstanding Equity Securities. The Company shall not repurchase outstanding equity securities or otherwise adjust the number of equity securities outstanding if such repurchase or adjustment would result in the Purchaser's aggregate investments in the securities of the Company accounting for 20% or more of the equity securities of the Company, unless the Company shall offer to repurchase a sufficient number of shares of Common Stock from the Purchaser as shall be necessary to reduce the aggregate investments in the securities of the Company to less than 20% of the equity securities of the Company at the same time and on the same terms and conditions as the Company repurchases outstanding equity securities from other security holders.

     SECTION 5.23 Delayed Commencement of Certain Covenants. Notwithstanding anything to the contrary in this Article V or in this Agreement generally, the covenants set forth in Section 5.01, 5.02, 5.04, 5.11, 5.15, 5.16, 5.17 and 5.21
shall not commence and the Company shall have no obligations whatsoever thereunder unless and until either (i) within a period of two years from the Closing Date, the Company receives not less than $100,000 from the Purchaser in consideration of the issuance and sale to the Purchaser of additional shares of Common Stock or Common Stock equivalents, whether pursuant to the exercise of the option referred to in Section 1.02 or pursuant to purchases of additional securities directly from the Company, or (ii) within a period of six months from the Closing Date, the company has received not less than an aggregate of $500,000 from the sale of securities referred to in Section 1.06 or from the Purchaser pursuant to clause (i), above. The date on which the earlier of the two events set forth in clause (i) and clause (ii), above, shall occur, provided such occurrence takes place within the respective time periods also set forth in said clauses, shall be referred to as the "Effective Date."

                                  ARTICLE V(A)
                                  ------------

                  RIGHT OF FIRST REFUSAL FOR PURCHASER'S SHARES
                  ---------------------------------------------

    At anytime after the Closing Date, the Purchaser shall, prior to any sale or transfer of any of the Company's securities held by it (other than sales or transfers to Irwin J. Gruverman, G.D. Searle & Co., or any affiliate of G.D. Searle & Co.), offer the Company by written notice the right, for a period of thirty (30) days, to purchase all of such securities for cash at an amount equal to the price or other consideration for which such securities are to be sold or transferred. The Purchaser's written notice to the Company shall describe the type and number of securities proposed to be sold or transferred by the Purchaser and specify the number, price and payment terms. The Company may accept the Purchaser's offer as to all, but not less than all, of the securities offered to it by written notice thereof given by it to the Purchaser prior to the expiration of the aforesaid thirty (30) day period, in which event the Purchaser shall promptly sell and the Company shall buy, upon the terms specified, the number of securities agreed to be purchased by the Company. The Purchaser shall be free at any time prior to one hundred twenty (120) days after the date of its notice of offer to the Company to sell and transfer to any third party or parties the number of such securities not agreed by the Company to be purchased by it, at a price and on payment terms no less favorable to the Purchaser than those specified in such notice of offer to the Company. However, if such third party sale or transfer is not consummated within such one hundred twenty (120) day period, the Purchaser shall not sell or transfer such securities as shall not have been purchased with such period without again complying with this Article V(A).


                                   ARTICLE VI

                                  MISCELLANEOUS

     SECTION 6.01 Expenses. Each party hereto will pay its own expenses in connection with the transactions contemplated hereby, provided, however, that the Company shall pay the fees and disbursements of the Purchaser's special counsel, Testa, Hurwitz & Thibeault, in connection with such transactions and the subsequent amendment or enforcement thereof up to $3,000.

     SECTION 6.02 Survival of Agreements. All covenants, agreements, representations and warranties made herein or in the Registration Rights Agreement, the Stock Restriction Agreement,
or any certificate or instrument delivered to the Purchaser pursuant to or in connection with this Agreement, the Registration Rights Agreement or the Stock Restriction Agreement, shall sur- vive the execution and delivery of this Agreement, the Registration Rights Agreement and the Stock Restriction Agreement, the issuance, sale and delivery of the Shares, and all statements contained in any certificate or other instrument delivered by the Company hereunder or thereunder or in connection herewith or therewith shall be deemed to constitute representations and warranties made by the Company.

     SECTION 6.03 Brokerage. Each party hereto will indemnify and hold harmless the others against and in respect of any claim for brokerage or other commissions relative to this Agreement or to the transactions contemplated hereby, based in any way on agreements, arrangements or understandings made or claimed to have been made by such party with any third party.

     SECTION 6.04 Parties in Interest. All representations, covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not. Without limiting the generality of the foregoing, all representations, covenants and agree- ments benefiting the Purchaser shall inure to the benefit of any qualified subsequent holder from time to time of the Shares. For purposes of this Section 6.04 the term qualified subsequent holder shall include G.D. Searle & Co. or any affiliate, the General Partner of the Purchaser or any individual or entity that purchases 100% of the shares purchased by the Purchaser under this Agreement.

     SECTION 6.05 Notices. All notices, requests, consents and other communications hereunder shall be in writing and shall be delivered in person or mailed by certified or registered mail, return receipt requested, or telexed in the case of non-U.S. residents, addressed as follows:

           (a) if to the Company, at Boston Biomedica, Inc., 375 West Street, West Bridgewater, Massachusetts 02379, Attention: President, with a copy to Steven R. London, Esq., Brown, Rudnick, Freed & Gesmer, One Financial Center, Boston, MA 02111; and

           (b) if to the Purchaser, at G&G Diagnostics Corp., 90 Oak Street, Newton, Massachusetts 02164, Attention: Irwin J. Gruverman, with a copy to Katherine M. Todd, Esq., Testa, Hurwitz & Thibeault, Exchange Place, 53 State Street, Boston, Massachusetts 02109;

or, in any such case, at such other address or addresses as shall have been furnished in writing by such party to the others.

     SECTION 6.06 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

     SECTION 6.07 Entire Agreement. This Agreement, including the Schedules and Exhibits hereto, constitutes the sole and entire agreement of the parties with respect to the subject matter hereof. All Schedules and Exhibits hereto are hereby incorporated herein by reference.

     SECTION 6.08 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     SECTION 6.09 Amendments. This Agreement may not be amended or modified, and no provisions hereof may be waived, without the written consent of the Company and the holders of at least two-thirds of the outstanding shares of Common Stock issued as Shares under this Agreement.

     SECTION 6.10 Severability. If any provision of this Agreement shall be declared void or unenforceable by any judicial or administrative authority, the validity of any other provision and of the entire Agreement shall not be affected thereby.

     SECTION 6.11 Titles and Subtitles. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting any term or provision of this Agreement.

     SECTION 6.12 Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

          (a)   "person"   shall  mean  an   individual,   corporation,   trust,
        partnership, joint venture, unincorporated organization, government agency or any agency or political subdivision thereof, or other entity.

          (b) "subsidiary" shall mean, as to the Company, any corporation of which more than 50% of the outstanding stock having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned by the Company, or by one or more of its subsidiaries, or by the Company and one or more of its subsidiaries.

        IN WITNESS WHEREOF, the Company and the Purchaser have executed this Agreement as of the day and year first above written.

                                                      BOSTON BIOMEDICA, INC.



                                                      By:/s/Richard T. Shumacher
                                                         -----------------------
[Corporate Seal]                                      Title: President
                                                             -------------------
ATTEST:



/s/Signature Unreadable
- -----------------------
Clerk
                                                     G&G DIAGNOSTICS LIMITED
                                                     PARTNERSHIP I



                                                     By: /s/Signature Unreadable
                                                         -----------------------
                                                         General Partner




                               AMENDMENT NO. 1 TO
                         COMMON STOCK PURCHASE AGREEMENT
                                      WITH
                             BOSTON BIOMEDICA, INC.

                                   Dated as of
                                December 5, 1990











                               AMENDMENT NO. 1 TO
                         COMMON STOCK PURCHASE AGREEMENT

      This  Amendment  No. 1 (the  "Amendment")  to the  Common  Stock  Purchase
Agreement, dated June 5, 1990 by and between Boston Biomedica, Inc., a Massachusetts corporation (the "Company") and G&G Diagnostics Limited Partnership I (the "Purchaser") (the "Purchase Agreement") is made as of December 5, 1990, by and between the Company, the Purchaser and G&G Diagnostics Limited Partnership II (the "Additional Purchaser").

     WHEREAS, the Company wishes to issue and sell to the Additional Purchaser, and Additional Purchaser wishes to purchase from the Company, an aggregate of 10,000 shares (the "New Shares") of Common Stock, $.01 par value per share (the "Common Stock"), of the Company; and

     WHEREAS, the Company wishes to grant the Additional Purchaser an option (the "New Option") to purchase 16,667 shares of Common Stock; and

     WHEREAS, the Additional Purchaser wishes to purchase the New Shares and accept the New Option subject to substantially the same terms and conditions as are set forth in the Purchase Agreement; and

     WHEREAS, the parties hereto wish to amend the Purchase Agreement pursuant to Section 6.09 thereof, as hereinafter provided;

     NOW THEREFORE, in consideration of the payments provided herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

I.   THE NEW SHARES AND NEW OPTION
     -----------------------------

          1.1 Issuance, Sale and Purchase of New Shares and New Option. The parties hereby agree that the Company shall issue and sell to the Additional Purchaser and the Additional Purchaser shall purchase from the Company at the Second Closing (as defined in Section 1.3 hereof) 10,000 shares of Common Stock having the rights and privileges set forth in the Company's Articles of Organization, as amended, for an aggregate purchase price of $150,000.00. In connection with the sale and purchase described in Section 1.1 hereof, the Company agrees to grant to the Additional Purchaser an option to purchase up to 16,667 additional shares, exercisable for a period of two years, commencing on the date hereof (the "New Option Period") at a price of $20.00 per share during the first year following the date hereof and at a price of $25.00 per share during the second year following the date hereof; provided, however, that if the Company shall sell any shares or equity-equivalents (other than Reserved Employee Shares as defined in Section
5.02 of the Purchase Agreement or pursuant to Section 1.06 of the Purchase Agreement, as amended by Section 1.5 hereof) at a price lower than $20.00 per share during the first year of the New Option Period, and (i) if the Additional Purchaser has not yet exercised the New Option in full and the Additional Purchaser exercises the New Option in part or in full within thirty (30) days following receipt of notice from the Company of such sale, or (ii) if the Additional Purchaser has already exercised the New Option in part or in full, then (iii) the Company shall issue to the Additional Purchaser a sufficient number of shares of Common Stock as shall reduce (but not increase) the cost per share paid by the Additional Purchaser upon exercise of the New Option to such price at which such shares or equity-equivalents were issued; and provided, further, that if the Company shall sell any shares or equity-equivalents (other than Reserved Employee Shares as defined in Section 5.02 of the Purchase Agreement) at a price lower than $25.00 per share during the second year of the New Option Period, and (i) if the Additional Purchaser has not yet exercised the New Option in full and the Additional Purchaser exercises the New Option in part or in full within thirty (30) days following receipt of notice from the Company of such sale, or (ii) if the Additional Purchaser has already exercised the New Option in part or in full, then (iii) the Company shall issue to the Additional Purchaser a sufficient number of shares of Common Stock as shall reduce (but not increase) the cost per share paid by the Additional Purchaser upon exercise of the New Option to such price at which such shares or equity-equivalents were issued.

          1.2 Second Closing, Payment and Delivery. The closing of the purchase and sale described in Section 1.1 shall take place at the offices of Testa, Hurwitz & Thibeault, 53 State Street, Boston, Massachusetts 02109 at 10:00 a.m., Boston time, on December , 1990, or at such other date and time and place as may be agreed upon between the Additional Purchaser and the Company (such closing being called the "Second Closing") and such date and time being called the "Second Closing Date"). At the Second Closing, the Company shall deliver to the Additional Purchaser a certificate registered in the Additional Purchaser's name representing 10,000 shares of Common Stock. As payment in full for the New Shares being purchased by and against delivery of the stock certificate therefore, the Additional Purchaser shall pay to the Company by certified check or wire transfer, or combination thereof, One Hundred Fifty Thousand Dollars ($150,000.00).

          1.3 Definitions. The parties further agree that the New Shares issued hereunder shall be deemed to be "Shares" for all purposes under the Purchase Agreement and to the same extent as if such shares had been originally issued under the Purchase Agreement. In addition, all references in the Purchase Agreement to the "Purchaser" shall be deemed to refer to the Purchaser and the Additional Purchaser.

          1.4 Price Protection. The provisions of Section 1.05 of the Purchase Agreement shall apply to the New Shares purchased by the Additional Purchaser under the Amendment to the same extent as if the New Shares had been originally issued under the Purchase Agreement except that for purposes of determining the three-year period during which such price protection provisions shall apply to the New Shares the "Closing Date" shall be the Second Closing Date as defined in
Section 1.3 hereof.

          1.5 Additional Investments. After the purchase by the Additional Purchaser of the New Shares, the number of shares of Common Stock and options to purchase Common Stock which the Company may issue and sell pursuant to Section
1.06 of the Purchase Agreement shall be reduced to 20,000 shares and 33,334 shares respectively or an aggregate of 53,334 Common Stock equivalents. In addition, Section 1.06 of the Purchase Agreement shall be amended so that reference to the "Closing Date" shall be changed to the "Second Closing Date" as defined in Section 1.3 hereof.

II. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.
    ----------------------------------------------

     The Company represents and warrants to the Additional Purchaser that except as set forth in the Supplemental Disclosure Schedule attached as Exhibit A hereto, the representations and warranties in Article II of the Purchase Agreement shall be true and correct on the Second Closing Date.

III. REPRESENTATIONS AND WARRANTIES OF THE ADDITIONAL PURCHASER.
     -----------------------------------------------------------

     The Additional Purchaser represents and warrants to the Company that each of the representations and warranties of the Purchaser set forth in Article III to the Purchase Agreement shall be true on the Second Closing Date with respect to the Additional Purchaser.

IV. CONDITIONS TO THE OBLIGATIONS OF THE ADDITIONAL PURCHASER.
    ----------------------------------------------------------

     The obligation of the Additional Purchaser to purchase the New Shares from the Company is subject to the satisfaction on or before the Second Closing Date of the following conditions, all or any of which may be waived in writing by the Additional Purchaser:

      (a)   Representations   and  Warranties.   Subject  to  any   supplemental
information  set forth in  Exhibit  A, the  representations  and  warranties  in
Article II of the Purchase

Agreement shall be true, complete and correct on and as of the Second Closing Date with the same effect as though then made, and the President and Treasurer of the Company shall have certified to such effect to the Additional Purchaser in writing.

       (b) Performance. The Company shall have performed and complied with all agreements contained herein required to be performed or complied with by it prior to or at the Second Closing Date, and the President and Treasurer of the Company shall have certified to the Additional Purchaser in writing to such effect and to the further effect that all of the conditions set forth in this
Article IV have been satisfied.

       (c) All Proceedings to be Satisfactory. All corporate and other proceedings to be taken by the Company in connection with the transactions contemplated hereby and all documents incident thereto shall be satisfactory in form and substance to the Additional Purchaser and its counsel, and the Additional Purchaser and its counsel shall have received all such counterpart originals or certified or other copies of such documents as they reasonably may request.

      (d) Supporting Documents. The Additional Purchaser and its counsel shall have received copies of the documents specified in Article IV paragraph (e) of the Purchase Agreement.

       (e) Registration Rights Agreement. The Company, the Purchaser and the Additional Purchaser shall have executed and delivered an amendment to the Registration Rights Agreement in substantially the form attached hereto as Exhibit B.

      (f) Stock Restriction Agreement. The Company and Richard T. Schumacher shall have executed and delivered an amendment to the Stock Restriction Agreement in substantially the form attached hereto as Exhibit C.

      (g) Preemptive Rights. All stockholders of the Company having any preemptive, first refusal or other rights with respect to the issuance of the New Shares shall have irrevocably waived the same in writing.

      (h) Percentage Ownership. The Company shall have sufficient Stock outstanding so that the purchase of shares by the Additional Purchaser shall not result in aggregate ownership by the Purchaser and the Additional Purchaser of twenty percent (20%) or more of the equity securities of the Company.

      (i) Fees of Counsel. The Company shall have paid the fees and disbursements of counsel to the Purchaser and Additional Purchaser, Testa, Hurwitz & Thibeault, as invoiced at the Second Closing for services rendered to the Purchaser and the Additional Purchaser.

V.   COVENANTS OF THE COMPANY
     ------------------------

     The Company covenants and agrees with the Additional Purchaser that it will observe, perform and comply with each of the covenants of the Company set forth in Article V of the Purchase Agreement, provided, however, that clause (F) of
Section 5.02 of the Purchase Agreement shall be amended so that reference to the "Closing Date" shall be changed to the "Second Closing Date" as defined in
Section 1.3 hereof and the number of shares of Common Stock and options to purchase Common Stock which the Company may issue and sell pursuant to such clause shall be reduced to 20,000 shares and 33,334 shares respectively or an aggregate of 53,334 Common Stock equivalents.

VI. MISCELLANEOUS
    -------------
          6.1 Except where context otherwise requires all references to the Purchaser in the Purchase Agreement shall be deemed to refer to the Purchaser and the Additional Purchaser, collectively or individually, as applicable.

          6.2. The Purchase Agreement shall remain in full force and effect except as amended hereby.

          6.3. From and after the date hereof, the parties hereto shall execute and deliver such instruments, amendments and other documents as may be necessary to effectuate fully the purposes of this Amendment.

          6.4. This Amendment may be executed in any number of separate counterparts with the same effect as if all parties had signed the same document. All such counterparts shall be construed together and shall constitute one and the same instrument.


     [The Remainder of this Page is Intentionally Left Blank]

            IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 to the Common Stock Purchase Agreement as of the date first written above.


                                                   BOSTON BIOMEDICA, INC.



                                                   By: /s/ Richard T. Shumacher
                                                       ------------------------
                                                   Title: President
                                                          ---------------------


                                                   G&G DIAGNOSTICS LIMITED
                                                   PARTNERSHIP I


                                                   By: /s/ Irwin J. Gruverman
                                                      -------------------------
                                                      General Partner


                                                   G&G DIAGNOSTICS LIMITED
                                                   PARTNERSHIP II


                                                   By: /s/ Irwin J. Gruverman
                                                       ------------------------
                                                       General Partner









                                                                       Exhibit A

                        SUPPLEMENTAL DISCLOSURE SCHEDULE

Section 2.04    Authorized Capital Stock
- ------------    ------------------------

Immediately prior to the Second Closing, 175,454 shares of Common Stock will be issued and outstanding.

See attached Schedule II.


Section 2.05    Financial Statements
- ------------    --------------------

1. The Company sold 10,000 shares of its Common Stock and granted options to purchase 16,667 additional shares of Common Stock to G&G Limited Partnership I for $150,000 on June 5, 1990.

2. On September 7, 1990, the Company amended its Loan and Security Agreement with Worcester County Institution for Savings ("WCIS") to increase its revolving line of credit to $500,000. On the same day, the Company amended and restated its Revolving Demand Note with WCIS to increase the principal sum to $500,000.


Section 2.06    Events Subsequent to Date of Balance Sheet
- ------------    ------------------------------------------

See Section 2.05.


Section 2.09    Title to Properties
- ------------    -------------------

1. WCIS has a perfected security interest in all assets of the Company to secure the obligations of the Company pursuant to its Loan and Security Agreement dated August 17, 1988 and amendments thereto dated September 7, 1990.

2. Bank of New England has a security interest in a $15,000 Certificate of Deposit of the Company to secure a Secured Time Note, the outstanding balance of which is approximately $13,000.

3. North Easton Savings Bank has a security interest in the following items presently owned by the Company:

        a.   1989 Chevrolet Nova
        b.   1988 Chevrolet Corsica
        c.   Desk Top Publishing System
        d.   Toshiba Copier











November 30, 1990





Mr. Irwin J. Gruverman, General Partner
G & G Diagnostics Limited Partnership I                     [COPY]
90 Oak Street
Newton, MA 02164

Dear Irv:

Pursuant to your request, please find below a detailed description of our intended use of the proceeds from the upcoming sale of common stock (10,000 shares: $150,000) to G & G Diagnostics Limited Partnership I.


I.    Marketing and Sales
      -------------------
      1.  full-time sales representative                                    $30,000

      2.  full time sales support person                                     24,000

      3.  American Association of Blood Banks Meeting
           a.  booth space                                                    3,000
           b.  travel, lodging and entertainment expenses                    10,000
           c.  promotional materials -                                       10,000
              (poster, pamphlet, PERFORMANCE Panel  Handouts)

      4.  Promotional material (sales catalogue, pamphlets, etc.)            12,000

      5.  Direct mail (postage, labels, brochures)                            6,000

      6.  Miscellaneous                                                      10,000


II.  Research and Development/Production
     -----------------------------------
       1.  Preparation of new PERFORMANCE Panels for release during          45,000
           first two quarters of 1991  (anti-HTLV,  HIV Antigen,  HLA,
           False Positive  anti-HIV 1, anti-HIV 2, Low Titer anti-HIV 1)



Sincerely,

/s/ Ric
- ---------------------
Richard T. Schumacher
President


RTS/cjk



          BBI                BOSTON BIOMEDICA, INC.
                    375 WEST STREET - WEST BRIDGEWATER MA 02379
            Tel (508) 580-1900 - Telex 5106012210 - FAX (508) 580-2202












                              AMENDED AND RESTATED
                           STOCK RESTRICTION AGREEMENT

    This Amended and Restated Stock Restriction Agreement (this "Agreement") is made and entered into as of this 5th day of December, 1990, by and among Boston Biomedica, Inc., a Massachusetts corporation (the "Company"), Richard T. Schumacher (the "Stockholder"), and G&G Diagnostics Limited Partnership I and G&G Diagnostics Limited Partnership II (each an "Investor" and collectively the "Investors").

     WHEREAS, the Stockholder is the holder of an aggregate of 82,500 shares of common stock, $.01 par value, of the Company (the "Common Stock");

     WHEREAS, the Investors have acquired shares of Common Stock of the Company pursuant to the terms of a Common Stock Purchase Agreement dated June 5, 1990 as amended on the date hereof between the Company and the Investors (the "Purchase Agreement"); and

     WHEREAS, it is a condition to the obligations of the Investors under Amendment No. 1 to the Purchase Agreement that this Agreement be executed by the parties hereto, and the parties are willing to execute this Agreement and to be bound by the provisions hereof;

      NOW, THEREFORE, in consideration of the foregoing, the agreements set forth below, and the parties' desire to provide for continuity of ownership of the Company to further the interests of the Company and its present and future stockholders, the parties hereby agree with each other as follows:

     1. Certain Defined Terms. As used in this Agreement, the following terms shall have the following respective meanings:

          (a) "Stock" shall mean and include all shares of Common Stock, and all other securities of the Company which may be issued in exchange for or in respect of shares of Common Stock (whether by way of stock split, stock dividend, combination, reclassification, reorganization, or any other means).

          (b) "Shares" shall mean and include all shares of Stock now owned or hereafter acquired by either the Stockholder or the Investor.

          (c) "Effective Date" shall have the meaning set forth in Section 5.23 of the Purchase Agreement.

    2. Prohibited Transfers. After the Effective Date, the Stockholder shall not sell, assign, transfer, pledge, hypothecate, mortgage, encumber or dispose of all or any of his Shares except to the Company or as expressly provided in this Agreement. Notwithstanding the foregoing, the Stockholder may transfer all or any of his Shares (i) by way of gift to any member of his family or to any trust for the benefit of any such family member or the Stockholder, provided that any such transferee shall agree in writing with the Company and the Investor, as a condition to such transfer, to be bound by all of the provisions of this Agreement to the same extent as if such transferee were the Stockholder, (ii) by will or the laws of descent and distribution, in which event each such transferee shall be bound by all of the provisions of this Agreement to the same extent as if such transferee were the Stockholder. Notwithstanding Section 3 below the Stockholder may pledge not more than 50% of the Shares held by him for purposes of obtaining personal financing. As used herein, the word "family" shall include any spouse, lineal ancestor or descendant, brother or sister, niece or nephew.

    3.   Right of First Refusal on Dispositions.
         ---------------------------------------

          (a) If at any time after the Effective Date the Stockholder desires to sell for cash or cash equivalents all or any part of his Shares pursuant to a bona fide offer from a third party (the "Proposed Transferee"), the Stockholder shall submit a written offer (the "Offer") to sell such Shares (the "Offered Shares") to the Investor on terms and conditions, including price, not less favorable to the Investors than those on which the Stockholder proposes to sell such Offered Shares to the Proposed Transferee. The Offer shall disclose the identity of the Proposed Transferee, the Offered Shares proposed to be sold, the total number of Shares owned by the Stockholder, the terms and conditions, including price, of the proposed sale, and any other material facts relating to the proposed sale. The Offer shall further state that the Investors may acquire, in accordance with the provisions of this Agreement, all, but not less than all, of the Offered Shares for the price and upon the other terms and conditions, including deferred payment (if applicable), set forth therein.

          (b) The Investors shall have the absolute right to purchase all of the Offered Shares. To the extent that the Investors as a group may purchase all, but not less than all, of the Offered Shares, the Investors may determine among themselves the number of such Offered Shares to be purchased by each Investor.

          (c) If an Investor desires to purchase all or any part of the Offered Shares, said Investor shall communicate in writing its election to purchase to the Stockholder, which communication shall state the number of Offered Shares said Investor desires to purchase and shall be delivered in person or mailed to the Stockholder at the address set forth in accordance with Section 11 below within thirty days of the date the Offer was made. Such communication shall, when taken in conjunction with the Offer, be deemed to constitute a valid, legally binding and enforceable agreement for the sale and purchase of such Offered Shares. Sales of the Offered Shares to be sold to purchasing Investors pursuant to this Section 3 shall be made at the offices of the Company on the 45th day following the date the Offer was made (or if such 45th day is not a business day, then on the next succeeding business day). Such sales shall be effected by the Stockholder's delivery to each purchasing Investor of a certificate or certificates evidencing the Offered Shares to be purchased by it, duly endorsed for transfer to such purchasing Investor, against payment to the Stockholder of the purchase price therefor by such purchasing Investor.

          (d) If the Investors do not purchase all of the Offered Shares, the Offered Shares not so purchased may be sold by the Stockholder at any time within 90 days after the date the Offer was made, subject to the provisions of Sections 4, 5 and 6. Any such sale shall be to the Proposed Transferee, at not less than the price and upon other terms and conditions, if any, not more favorable to the Proposed Transferee than those specified in the Offer. Any Offered Shares not sold within such 90-day period shall continue to be subject to the requirements of a prior offer pursuant to this Section 3. If Offered Shares are sold pursuant to this Section 3 to any purchaser who is not a party to this Agreement, the Offered Shares so sold shall no longer be subject to any of the restrictions imposed by this Agreement.

          (e) The Investors' right of first refusal provided in this Section 3 shall not apply with respect to sales of Shares to the Company.

     4.   Right of Participation in Sales.
          --------------------------------

          (a) If at any time after the Effective Date the Stockholder desires to sell all or any part of the Shares owned by him to any person or entity other than one or more of the Investors (the "Purchaser"), each of the Investors shall have the right to sell to the Purchaser, as a condition to such sale by the Stockholder, at the same price per share and on the same terms and conditions as involved in such sale by the Stockholder, the same percentage of the Shares owned by such Investor as the Shares to be sold by the Stockholder to the Purchaser represents with respect to the Shares owned by the Stockholder immediately prior to the sale of any of his Shares to the Purchaser. For the purposes of this Section 4, all of the stock which an Investor has the right to acquire from the Company upon the conversion, exercise or exchange of any of the securities of the Company then owned by such Investor.

          (b) Each  Investor  wishing to so  participate  in any sale under this
Section 4 it shall notify the Stockholder in writing of such intention as soon as practicable after receipt of the Offer made pursuant to Section 3, and in any event within twenty days after the date the Offer was made. Such notification shall be delivered in person or mailed to such Stockholder at the address set forth in accordance with Section 11 below.

          (c) The Stockholder and each participating Investor shall sell to the Purchaser all, or at the option of the Purchaser, any part of the Shares proposed to be sold by them at not less than the price and upon other terms and conditions, if any, not more favorable to the Purchaser than those in the Offer provided by the Stockholder under Section 3 above; provided, however, that any purchase of less than all of such Shares by the Purchaser shall be made from the Stockholder and each participating Investor pro rata based upon the relative amount of the Shares that the Stockholder and each participating Investor are otherwise entitled to sell pursuant to Section 4(a).

           (d) Any Shares sold by the Stockholder pursuant to this Section 4 shall no longer be subject to the restrictions imposed by this Agreement and any Shares sold by a participating Investor pursuant to this Section 4 shall no longer be entitled to the benefits conferred by this Agreement.

           (e) The  Investors'  right to  participate  in sales pursuant to this
Section 4 shall not apply with respect to sales of Shares to the Company.

     5. Election of Directors. After the Effective Date, the Stockholder agrees to vote all his Shares at all elections of directors of the Company so that the Board of Directors of the Company shall consist of six members. The Stockholder further agrees to vote his Shares to cause and maintain the election to the Board of Directors of the Company of the person designated by the Investor.

     6. Sales Before the Effective Date. If the Stockholder shall sell, assign, transfer or otherwise dispose of all or any of his Shares prior to the Effective Date to any Purchaser who is not a party to this Agreement the Shares so sold shall continue to be subject to the restrictions of this Agreement (including but not limited to the restrictions on transfer in Sections 2, 3, and 4 and the voting provisions of Section 5).

     7. Term. This Agreement shall terminate (a) immediately prior to the consummation of the first firm commitment underwritten public offering pursuant to an effective registration statement on Form S-1 (or its then equivalent) under the Securities Act of 1933, as amended, pursuant to which the aggregate price paid by the public for the purchase of Stock is at least $5,000,000, or
(b) the fifth anniversary of the Second Closing Date, whichever occurs first.

     8. Failure to Deliver Shares. If the Stockholder becomes obligated to sell any Shares to an Investor or the Company under this Agreement and fails to deliver such Shares in accordance with the terms of this Agreement, such Investor or the Company, as the case may be, may, at its option, in addition to all other remedies it may have, send to the Stockholder the purchase price for such Shares as is herein specified. Thereupon, the Company upon written notice to the Stockholder, (a) shall cancel on its books the certificate or certificates representing the Shares to be sold and (b) shall issue, in lieu thereof, in the name of such Investor or the Company, as the case may be, a new certificate or certificates representing such Shares, and thereupon all of the Stockholder's rights in and to such Shares shall terminate.

     9. Specific Enforcement. The Stockholder expressly agrees that the Investors and the Company will be irreparably damaged if this Agreement is not specifically enforced. Upon a breach or threatened breach of the terms, covenants and/or conditions of this Agreement by the Stockholder, the Investors and the Company shall, in addition to all other remedies, each be entitled to a temporary or permanent injunction, without showing any actual damage, and/or a decree for specific performance, in accordance with the provisions hereof.

     10. Legend. Each certificate evidencing any of the Shares shall bear a legend substantially as follows:

              "The shares represented  by this  certificate   are   subject   to
              restrictions on transfer and may not be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of except in accordance with and subject to all the terms and conditions of a certain Stock Restriction Agreement dated as of June 5, 1990, a copy of which the Company will furnish to the holder of this certificate upon request and without charge."

     11. Notices. Notices given hereunder shall be deemed to have been duly given on the date of personal delivery or on the date of postmark if mailed by certified or registered mail, return receipt requested, to the party being notified at his or its address specified on the applicable signature page hereto or such other address as the addressee may subsequently notify the other parties of in writing.

     12. Entire Agreement and Amendments. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and neither this Agreement nor any provision hereof may be waived, modified, amended or terminated except by a written agreement signed by the parties hereto. To the extent any term or other provision of any other indenture, agreement or instrument by which any party hereto is bound conflicts with this Agreement, this Agreement shall have precedence over such conflicting term or provision.

     13. Governing Law; Successors and Assigns. This Agreement shall be governed by the laws of the Commonwealth of Massachusetts and shall be binding upon the heirs, personal representatives, executors, administrators, successors and assigns of the parties.

     14. Waivers. No waiver of any breach or default hereunder shall be considered valid unless in writing, and no such waiver shall be deemed a waiver of any subsequent breach or default of the same or similar nature.

     15. Severability. If any provision of this Agreement shall be held to be illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render illegal, invalid or unenforceable any other provision of this Agreement, and this Agreement shall be carried out as if any such illegal, invalid or unenforceable provision were not contained herein.

     16. Captions. Captions are for convenience only and are not deemed to be part of this Agreement.

     17. Continuation of Employment. Nothing in this Agreement shall create an obligation on the Company or the Investor to continue the Stockholder's employment with the Company.

     18.   Counterparts.   This  Agreement  may  be  executed  in  two  or  more
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, this Agreement has been executed as of the date and year first above written.

                                          COMPANY:

                                          BOSTON BIOMEDICA, INC.


                                          By: /s/Richard T. Shumacher
                                              -------------------------
                                          Title: President
                                                 ----------------------
                                          Address: 375 West Street
                                                   West Bridgewater,
                                                   MA 02379

                                           INVESTORS:

                                           G&G DIAGNOSTICS LIMITED
                                           PARTNERSHIP I



                                           By: /s/ Irwin J. Gruverman
                                               --------------------------
                                           Title: General Partner

                                           Address: 90 Oak Street
                                                    Newton, MA 02164


                                           G&G DIAGNOSTICS LIMITED
                                           PARTNERSHIP II


                                           By: /s/ Irwin J. Gruverman
                                               --------------------------
                                           Title: General Partner

                                           Address: 90 Oak Street
                                                    Newton, MA 02164


                                           STOCKHOLDER:



                                           /s/Richard T. Shumacher
                                           ------------------------------
                                           Richard T. Schumacher

                                           Address: 375 West St.
                                           W. Bridgewater, MA 02379









                                 AMENDMENT NO. 1
                                       TO
                          REGISTRATION RIGHTS AGREEMENT

                                December 5, 1990


     This Amendment No. 1 (the "Amendment") to the Registration Rights Agreement dated as of June 5, 1990 (the "Agreement") by and among Boston Biomedica, Inc., a Massachusetts corporation (the "Company") and G&G Diagnostics Limited Partnership I (the "Purchaser") is made as of December 5, 1990 by and between the Company, the Purchaser and G&G Diagnostics Limited Partnership II (the "Additional Purchaser").

     WHEREAS, the Additional Purchaser has agreed to purchase shares of Common Stock, $.0l par value ("Common Stock"), of the Company pursuant to Amendment No. 1 to the Common Stock Purchase Agreement of June 5, 1990 (the "Purchase Agreement") between the Company, the Purchaser and the Additional Purchaser, dated the date hereof; and

     WHEREAS, as an inducement to the Additional Purchaser to consummate the transactions contemplated by the Purchase Agreement, the Company and the Purchaser have agreed to make the Additional Purchaser a party to the Agreement;

     NOW THEREFORE, in consideration of the foregoing and the agreements set forth below, the parties hereby agree and consent to the following:

     As of the date hereof, the following terms as used in the Registration Rights Agreement of June 5, 1990 shall have the following respective meanings:

           "Registrable Shares" shall mean all shares of Common Stock issued or issuable to the Purchaser and the Additional Purchaser pursuant to the Purchase Agreement and any amendment thereto whether purchased or issued pursuant to the equity provisions thereof.


      [The Remainder of This Page Intentionally Left Blank.]







                                      - 2 -



     IN WITNESS WHEREOF, this Amendment has been executed as of the date and year first above written.

                                                    BOSTON BIOMEDICA, INC.




                                                    By:/s/Richard T. Shumacher
                                                       ------------------------
                                                    Title: President
                                                          ---------------------

AGREED TO AND ACCEPTED as of
the date first above written.


G&G Diagnostics Limited
Partnership I


By: /s/ Irwin J. Gruverman
    -----------------------
Title: General Partner



G&G Diagnostic Limited
Partnership II


By: /s/ Irwin J. Gruverman
    -----------------------
Title: General Partner